Exhibit 3.1.2


     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 03/11/2002
     02016048 - 3150713


                               AGREEMENT OF MERGER
                                       OF
                           CHESHIRE DISTRIBUTORS, INC.
                                       AND
                             CHESHIRE HOLDINGS, INC.

Agreement of merger APPROVED ON February 2, 200 by Cheshire Distributors , Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on January 24, 2000 by Cheshire Holdings, Inc. , a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

WHEREAS Cheshire Distributors, Inc., is a business corporation of the State of Delaware with its registered office therein located at c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle; and

WHEREAS the total number of shares of stock which Cheshire Distributors, Inc. has authority to issue is 3,000, all of which is of one class and a par value of $.01 each; and

WHEREAS Cheshire Holdings, Inc. is a business corporation of the State of Delaware with its registered office therein located at c/o United Corporate Service, Inc., 15 East North Street, City of Dover, County of Kent; and

WHEREAS the total number of shares of stock which Cheshire Holdings, Inc. has authority to issue is 1000,000,000, all of which is of one class and of a par value of $.001 each; and

WHEREAS Cheshire Distributors, Inc., and Cheshire Holdings, Inc., and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Cheshire Distributors, Inc., with and into Cheshire Holdings, Inc., pursuant to the provisions of the General Corporation Law of the Stat of Delaware upon the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Cheshire Distributors, Inc. and duly approved by a resolution adopted by the Board of Directors of Cheshire Holdings, Inc., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into affect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

      1. Cheshire Distributors, Inc. and Cheshire Holdings, Inc. shall pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Cheshire Holdings, Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation law of the State of Delaware.

      2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

      3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

      4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom sall hold their directorships and offices until the selection and qualifications of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

      5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into 4,957858 shares of common stock of Pacific Development Corporation, a Colorado corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

      6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and elsewhere to effectuate the merger herein provided for.

      7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, and deliver, file, and record any and all instruments, papers, and documents which shall be necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger and of the merger herein provided for.

      8. The effective time of the Agreement of Merger, and the time when the merger therein agreed upon shall become effective, shall be upon the filing of this Agreement of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Agreement of Merger is hereby signed upon behalf of each of the constituent corporations parties thereto.


Dated:  February 15, 2000


CHESHIRE DISTRIBUTORS, INC.


By: /s/ Gilad Gat
    ------------------------
    Name:  Gilad Gat
    Title: Vice President



Dated:  February 11, 2000


CHESHIRE DISTRIBUTORS, INC.


By: /s/ Glenn A. Little
    -------------------------------
    Name: Glenn A. Little
    Title: President

                           CERTIFICATE OF SECRETARY OF
                           CHESHIRE DISTRIBUTORS, INC.


The undersigned, being the Secretary of Cheshire Distributors, Inc., does hereby certify that written consent has been given to the adoption of the foregoing Agreement of Merger by the holders of all the outstanding stock of said corporation, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


Dated: February 18, 2000

                                    By: /s/ Samuel Goldman
                                        -------------------------------
                                        Name: Samuel Goldman
                                        Title:  Secretary

                           CERTIFICATE OF SECRETARY OF
                           CHESHIRE DISTRIBUTORS, INC.

The undersigned, being the Secretary of Cheshire Distributors, Inc., does hereby certify that the foregoing Agreement of Merger has been adopted upon behalf of said corporation pursuant to the provisions of Subsection (f) of Section 251 of the General Corporation Law of the State of Delaware, and that, as of the date of this Certificate, the outstanding shares of said corporation were such as to render the provisions of Subsection (f) applicable.


Dated: February 18, 2000

                                    By: /s/ Matthew Blair
                                        -------------------------------
                                        Name:  Matthew Blair
                                        Title: Secretary